Exhibit 99.1

Capitala Finance Corp. Reports Fourth Quarter and Full Year 2017 Results

CHARLOTTE, NC, February 27, 2018--Capitala Finance Corp. (Nasdaq:CPTA) ("Capitala", the “Company”, “we”, “us”, or “our”) today announced its financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter Highlights

•	Net investment income of $4.2 million, or $0.26 per share
•	Net asset value per share of $13.91 at December 31, 2017, compared to $14.21 at September 30, 2017
•	Deployed $43.1 million during the quarter in debt ($40.0 million) and equity ($3.1 million). The weighted average yield on new debt investments was 11.2%, 96% of which were first lien structures

Full Year Highlights

•	Net investment income of $15.5 million, or $0.98 per share
•	Paid distributions of $22.6 million, or $1.42 per share
•	Redeemed $113.4 million of 7.125% fixed rate notes with $75.0 million of 6.00% fixed rate notes due in 2022, and $52.1 million of 5.75% convertible notes due in 2022
•	Renewed and extended the terms of our Senior Secured Credit Facility
•	Successfully changed investment focus with 64% of debt investments in first lien structures at year-end 2017 compared to 51% the prior year-end
•	No return of capital for our tax year ended August 31

Management Commentary

In describing the Company’s fourth quarter and full year activities, Joseph B. Alala, III, Chairman and Chief Executive Officer, stated, “We continue to make progress on our short-term goals of making quality first lien debt investments in the lower middle market, monetization and rotation of equity positions, and a reduction in our non-performing investments. Continued execution of our short-term goals should position us well to achieve our longer-term strategy of consistent distribution coverage and stability and growth of our net asset value per share.”

Fourth Quarter 2017 Financial Results

During the fourth quarter of 2017, the Company originated $43.1 million of new investments, and received $11.1 million of repayments. Debt investments represented 93% of fourth quarter investment activity, of which 96% were first lien structures. The weighted average annualized yield on the debt investments was 11.2%.

Total investment income was $11.6 million for the fourth quarter of 2017, compared to $16.5 million in in the fourth quarter of 2016. Interest, fee and PIK income collectively were $4.7 million lower in the fourth quarter of 2017 compared to 2016, resulting from a decline in the Company’s investment portfolio and the impact of higher non-accrual balances. All other income decreased by $0.2 million from the comparable periods.

Total expenses for the fourth quarter of 2017 were $7.4 million, compared to $9.8 million for the comparable period in 2016. The decrease of $2.4 million is attributable to (1) a decrease in interest and financing expenses of $0.6 million, and (2) a decrease of $1.7 million in incentive fees as incentive fees were not earned for the fourth quarter of 2017.

Net investment income for the fourth quarter of 2017 was $4.2 million, or $0.26 per share, compared to $6.7 million, or $0.43 per share, for the same period in 2016.

Net realized losses totaled $23.4 million, or $1.47 per share, for the fourth quarter of 2017, compared to net gains of $2.1 million, or $0.13 per share, for the same period in 2016. During the quarter, the Company realized losses related to Print Direction, Inc. ($22.4 million), Portrait Innovations, Inc. ($1.8 million) and Immersive Media Tactical Solutions, LLC ($2.0 million), partially offset by gains related to Brunswick Bowling Products, Inc. ($2.5 million) and other gains totaling $0.3 million.

Net unrealized appreciation totaled $17.3 million, or $1.08 per share, for the fourth quarter of 2017, compared to depreciation of $0.8 million for the fourth quarter of 2016.

During the fourth quarter of 2017, the Company recorded a tax benefit of $1.4 million primarily related to net operating losses incurred by our blocker corporations. There was no tax provision for the fourth quarter of 2016.

The net decrease in net assets resulting from operations was $0.6 million for the fourth quarter of 2017, or $0.04 per share, compared to a net increase of $8.1 million, or $0.51 per share, for the same period in 2016.

Full Year 2017 Financial Results

During 2017, the Company originated $82.8 million of new investments and received $115.8 million of repayments. New debt investments totaled $76.5 million, 91% of which were first lien secured.

Total investment income was $51.1 million for the year ended December 31, 2017, compared to $68.3 million for the same period in 2016. Interest, fee and PIK income decreased by $15.8 million, driven by a reduction in investments outstanding during the comparable period along with an increase in investments on non-accrual status. Dividend income decreased by $1.6 million resulting from the wind down of Capitala Senior Liquid Loan Fund I during the fourth quarter of 2016.

Total expenses for the year ended December 31, 2017 were $35.6 million, a decrease of $3.7 million from the comparable period in 2016. Significant variances included (1) a decrease of $4.8 million related to incentive fees, net of the waiver, (2) a $0.9 million decrease in interest and financing fees, (3) a $0.8 million decrease in management fees, and (4) an increase of $2.7 million related to the loss on the extinguishment of debt during the second quarter of 2017.

Net investment income for the year ended December 31, 2017 was $15.5 million, or $0.98 per share, compared to $29.0 million, or $1.84 per share, for the same period in 2016.

Net realized losses totaled $24.2 million, or $1.52 per share, for the year ended December 31, 2017, compared to losses of $22.8 million, or $1.44 per share, for the same period in 2016.

Net unrealized appreciation totaled $3.0 million, or $0.19 per share, for the year ended December 31, 2017, compared to net unrealized appreciation of $2.9 million, or $0.18 per share, for the same period in 2016.

During 2017, the Company recorded a tax provision of $1.3 million primarily related to net income from our blocker corporations. There was no income tax expense recorded in 2016.

The net decrease in net assets resulting from operations was $7.0 million, or $0.44 per share, for the year ended December 31, 2017, compared to a net increase in net assets resulting from operations of $9.2 million, or $0.58 per share, for the same period in 2016.

Net assets at December 31, 2017 were $221.9 million, or $13.91 per share, compared to $250.6 million, or $15.79 per share, at December 31, 2016.

Investment Portfolio

As of December 31, 2017, our portfolio consisted of 47 companies with a fair market value of $499.9 million and a cost basis of $465.0 million. First lien debt investments represented 48.7% of the portfolio, second lien debt investments represented 6.1% of the portfolio, subordinated debt investments represented 20.7% of the portfolio, and equity/warrant investments represented 24.5% of the portfolio, based on fair values at December 31, 2017. On a cost basis, equity investments comprised 11.9% of the portfolio at December 31, 2017. The weighted average yield on our debt portfolio was 12.8% at December 31, 2017, compared to 13.2% at December 31, 2016.

At December 31, 2017, we had debt investments in four portfolio companies on non-accrual status with a fair value and cost basis of $25.0 million and $50.1 million, respectively. Non-accrual loans, on a fair value and cost basis, represent 5.0% and 10.8%, respectively, of the portfolio at December 31, 2017. At December 31, 2016, the fair value of the non-accrual investments was $17.4 million, with a cost basis of $29.5 million.

Liquidity and Capital Resources

At December 31, 2017, the Company had $31.2 million in cash and cash equivalents. In addition, the Company had SBA debentures outstanding totaling $170.7 million with an annual weighted average interest rate of 3.29%, $75.0 million of fixed rate notes bearing an interest rate of 6.00%, and $52.1 million of convertible notes bearing an interest rate of 5.75%. At December 31, 2017, the Company had $9.0 million outstanding and $105.5 million available under its senior secured revolving credit facility, which is priced at LIBOR plus 3.0%.

Subsequent Events

On January 2, 2018, the Company invested $15.0 million in the first lien debt and $0.5 million in the membership units of US Bath Group, LLC. The debt investment has a yield of LIBOR + 9.00% with a 1.0% floor.

On January 19, 2018, the Company received $7.2 million in cash repayment of its first lien debt investment in Brunswick Bowling Products, Inc., repaid at par.

Fourth Quarter 2017 Financial Results Conference Call

Management will host a conference call to discuss the operating and financial results at 8:30 a.m. on Wednesday February 28, 2018. To participate in the conference call, please dial 1-877-312-5507 approximately 10 minutes prior to the call. A live webcast of the conference will be available at http://investor.CapitalaGroup.com.

About Capitala Finance Corp.

Capitala Finance Corp. is a business development company that invests primarily in first and second liens, subordinated debt and, to lesser extent, equity securities issued by lower and traditional middle-market companies. The Company is managed by Capitala Investment Advisors, LLC. For more information on Capitala, or to automatically receive email notifications of Company financial information, press releases, stock alerts, or other corporate filings, please visit the Investor Relations section of our website.

About Capitala Group

Capitala Group is a leading provider of capital to lower and traditional middle market companies, through its family of credit focused funds. Since 1998, Capitala Group's managed funds have participated in over 143 transactions, representing over $1.4 billion of investments in a variety of industries throughout North America. Capitala Group manages both public capital (Capitala Finance Corp.) (Nasdaq:CPTA) and private capital (Capitala Private Credit Fund V, L.P. and CapitalSouth SBIC Fund IV, L.P.) for institutional and individual investors, and seeks to partner with strong management teams to create value and serve as long term partners.  For more information, please visit www.CapitalaGroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SOURCE: Capitala Finance Corp.

Capitala Finance Corp.

Stephen Arnall, Chief Financial Officer

704-376-5502

sarnall@capitalagroup.com

Capitala Finance Corp.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of
	December 31, 2017	December 31, 2016

ASSETS

Investments at fair value
Non-control/non-affiliate investments (amortized cost of $298,132 and $391,706, respectively)	$288,374	$393,525
Affiliate investments (amortized cost of $77,336 and $39,279, respectively)	103,957	61,464
Control investments (amortized cost of $89,559 and $82,791, respectively)	107,608	86,650
Total investments at fair value (amortized cost of $465,027 and $513,776, respectively)	499,939	541,639
Cash and cash equivalents	31,221	36,281
Interest and dividend receivable	2,976	5,735
Due from related parties	95	182
Prepaid expenses	309	506
Other assets	55	72
Total assets	$534,595	$584,415

LIABILITIES
SBA debentures (net of deferred financing costs of $2,300 and $2,911, respectively)	$168,400	$167,789
2021 Notes (net of deferred financing costs of $0 and $3,025, respectively)	—	110,413
2022 Notes (net of deferred financing costs of $2,496 and $0, respectively)	72,504	—
2022 Convertible Notes (net of deferred financing costs of $1,582 and $0, respectively)	50,505	—
Credit Facility (net of deferred financing costs of $1,293 and $759, respectively)	7,707	43,241
Due to related parties	—	35
Management and incentive fee payable	2,172	6,426
Interest and financing fees payable	3,141	2,657
Trade settlement payable	175	—
Accounts payable and accrued expenses	—	536
Deferred tax liability, net	1,289	—
Written call option at fair value (proceeds of $20 and $20, respectively)	6,815	2,736
Total liabilities	$312,708	$333,833

Commitments and contingencies

NET ASSETS
Common stock, par value $.01, 100,000,000 common shares authorized, 15,951,231 and 15,868,045 common shares issued and outstanding, respectively	$160	$159
Additional paid in capital	241,027	240,184
Undistributed net investment income	15,854	22,973
Accumulated net realized losses from investments	(61,982)	(37,881)
Net unrealized appreciation on investments, net of deferred taxes	33,623	27,863
Net unrealized depreciation on written call option	(6,795)	(2,716)
Total net assets	$221,887	$250,582
Total liabilities and net assets	$534,595	$584,415

Net asset value per share	$13.91	$15.79

Capitala Finance Corp.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended December 31		For the Year Ended December 31
	2017	2016	2017	2016
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest and fee income:
Non-control/Non-affiliate investments	$7,106	$10,797	$31,084	$42,667
Affiliate investments	1,165	969	4,509	5,723
Control investments	1,687	2,036	6,896	10,718
Total interest and fee income	9,958	13,802	42,489	59,108
Payment-in-kind interest and dividend income:
Non-control/Non-affiliate investments	693	1,999	4,503	4,965
Affiliate investments	644	90	1,898	383
Control investments	168	246	742	952
Total payment-in-kind interest and dividend income	1,505	2,335	7,143	6,300
Dividend income:
Non-control/Non-affiliate investments	57	57	225	263
Affiliate investments	29	29	641	115
Control investments	25	279	355	2,414
Total dividend income	111	365	1,221	2,792
Other Income	—	—	125	85
Interest income from cash and cash equivalents	25	12	111	27
Total investment income	11,599	16,514	51,089	68,312

EXPENSES
Interest and financing expenses	4,100	4,722	18,825	19,711
Loss on extinguishment of debt	—	—	2,732	—
Base management fee	2,344	2,539	9,780	10,588
Incentive fees	—	1,687	1,308	6,842
General and administrative expenses	937	819	3,878	3,804
Expenses before incentive fee waiver	7,381	9,767	36,523	40,945
Incentive fee waiver	—	—	(958)	(1,673)
Total expenses, net of incentive fee waiver	7,381	9,767	35,565	39,272

NET INVESTMENT INCOME	4,218	6,747	15,524	29,040

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND WRITTEN CALL OPTION:
Net realized gain (loss) from investments:
Non-control/Non-affiliate investments	(1,346)	—	(6,682)	1,261
Affiliate investments	339	2,132	4,926	(24,172)
Control investments	(22,432)	—	(22,433)	145
Net realized gain (loss) from investments	(23,439)	2,132	(24,189)	(22,766)
Net unrealized appreciation (depreciation) on investments:
Non-control/non-affiliate investments	(8,332)	(4,747)	(11,577)	(11,661)
Affiliate investments	4,934	1,063	4,436	4,124
Control investments	21,919	4,720	14,190	13,131
Net unrealized gain (loss) from investments	18,521	1,036	7,049	5,594
Net unrealized depreciation on written call option	(1,260)	(1,818)	(4,079)	(2,716)
Net gain (loss) on investments and written call option	(6,178)	1,350	(21,219)	(19,888)
Tax (provision)/benefit	1,371	—	(1,289)	—
Total net realized and unrealized gain (loss) on investments and written call option, net of taxes	(4,807)	1,350	(22,508)	(19,888)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(589)	$8,097	$(6,984)	$9,152

NET INCREASE (DECREASE) IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – BASIC AND DILUTED	$(0.04)	$0.51	$(0.44)	$0.58

WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	15,937,382	15,853,047	15,903,167	15,819,175

DISTRIBUTIONS PAID PER SHARE	$0.25	$0.39	$1.42	$1.80